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                                                                    EXHIBIT 3.30

                     EMERGENCY PHYSICIANS OF MANATEE, INC.

                           BY-LAWS OF THE CORPORATION

                       ARTICLE I: MEETINGS OF SHAREHOLDERS

         1. ANNUAL MEETING. The annual meeting of the shareholders of this corporation shall be held at the time and place designated by the board of directors of the corporation. The annual meeting of shareholders for any year shall be held no later than thirteen months after the last preceding annual meeting of shareholders. Business transacted at the annual meeting shall include the election of directors of the corporation.

         2. SPECIAL MEETING. Special meetings of the shareholders shall be held when directed by the board of directors or when requested in writing by the holders of not less than ten percent of all the shares entitled to vote at the meeting. A meeting requested by shareholders shall be called for a date not less than ten nor more than sixty days after the request is made, unless the shareholders requesting the meeting designate a later date. The call for the meeting shall be issued by the secretary, unless the president, board of directors, or shareholders requesting the meeting designate another person to do so.

         3. PLACE OF MEETING. Meetings of shareholders may be held within or without the State of Florida.

         4. NOTICE OF MEETING. Written notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the meeting, either personally or by first class mail, by or at the direction of the president, the secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at the meeting. If mailed, the notice shall be deemed to be delivered when deposited with prepaid postage in the United States Mail addressed to the shareholder at the shareholder's address as it appears on the stock transfer books of the corporation.

         5. NOTICE OF ADJOURNED MEETINGS. When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken. At the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. If, however, after the adjournment, the board of directors fixes a new record date for the adjourned
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meeting, a notice of the adjourned meeting shall be given as provided in this article to each shareholder of record on the new record date entitled to vote at that meeting.

         6. CLOSING OF TRANSFER BOOKS AND FIXING RECORD DATE. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other purpose, the board of directors may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, sixty days. If the stock transfer book shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, the books shall be closed for at least ten days immediately preceding the meeting.

                  In lieu of closing the stock transfer books, the board of directors may fix in advance a date as the record date for any determination of shareholders, that date in any case to be not more than sixty days and, in case of a meeting of shareholders, not less than ten days before the date on which the particular action requiring the determination of shareholders is to be taken.

                  If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the board of directors declaring the dividend is adopted, as the case may be, shall be the record date for the determination of shareholders.

                  When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, the determination shall apply to any adjournment thereof, unless the board of directors fixes a new record date for the adjourned meeting.

         7. VOTING RECORD. The secretary of the corporation shall make, at least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting or any adjournment thereof with the address of and the number and class and series, if any, of shares held by each. The list, for a period of ten days before that meeting, shall be kept on file at the registered office of the corporation, at the principal place of business of the corporation, or at the office of the transfer agent or registrar of the corporation and any shareholder shall be


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entitled to inspect the list at any time during usual business hours. The list also shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder at any time during the meeting.

                  If the requirements of this section have not been complied with substantially, the meeting on demand of any shareholder in person or by proxy shall be adjourned until the requirements are met. If no such demand is made, failure to comply with the requirements of this section shall not affect the validity of any action taken at the meeting.

                  Notwithstanding the foregoing, the requirements of this section shall not apply in the event the corporation has fewer than six shareholders entitled to vote at the meeting or any adjournment thereof.

         8. SHAREHOLDER QUORUM AND VOTING. A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. When a specified item of business is required to be voted on by a class or series of stock, a majority of the shares of that class or series shall constitute a quorum for the transaction of that item of business by that class or series.

                  If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders unless otherwise provided by law.

                  After a quorum has been established at a shareholders' meeting, the subsequent withdrawal of shareholders, so as to reduce the number of shares entitled to vote at the meeting below the number required for a quorum, shall not affect the validity of any action taken at the meeting or any adjournment of it.

         9. VOTING OF SHARES. Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders.

                  Treasury shares, shares of stock of this corporation owned by another corporation the majority of the voting stock of which is owned or controlled by this corporation, and shares of stock of this corporation held by it in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.





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                  A shareholder may vote either in person or by proxy executed in writing by the shareholder or his duly authorized attorney-in-fact.

                  At each election for directors every shareholder entitled to vote at the election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected at that time and for whose election the shareholder has a right to vote; or, if expressly permitted by the articles of incorporation, to cumulate his votes by giving one candidate as many votes as the number of directors to be elected at that time multiplied by the number of the shareholder's shares, or by distributing the votes on the same principal among any number of the candidates.

                  Shares standing in the name of another corporation, domestic or foreign, may be voted by the officer, agent, or proxy designated by the by-laws of the corporate shareholder, or, in the absence of any applicable by-law, by whatever person the board of directors of the corporate shareholder may designate. Proof of the designation may be made by presentation of a certified copy of the by-laws or other instrument of the corporate shareholder. In the absence of any such designation, or in case of conflicting designation by the corporate shareholder, the chairman of the board, president, any vice president, secretary and treasurer of the corporate shareholder shall be presumed to possess, in that order, authority to vote the shares.

                  Shares held by an administrator, executor, guardian or conservator may be voted by such fiduciary, either in person or by proxy, without a transfer of the shares into the fiduciary's name. Shares standing in the name of a trustee may be voted by the trustee, either in person or by proxy, but no trustee shall be entitled to vote shares held by that trustee without a transfer of the shares into the trustee's name.

                  Shares standing in the name of a receiver may be voted by the receiver. Shares held by or under the control of a receiver may be voted by the receiver without transfer into the receiver's name if authority to do so is contained in an appropriate order of the court by which the receiver was appointed.

                  A shareholder whose shares are pledged shall be entitled to vote those shares until the shares have been transferred into the name of the pledgee. Thereafter the pledgee or the nominee of the pledgee shall be entitled to vote the shares so transferred.


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                  After written notice of redemption of redeemable shares has been mailed to the shareholders and a sum sufficient to redeem the shares has been deposited with a bank or trust company with irrevocable instruction and authority to pay the redemption price upon surrender, the redeemed shares shall not be entitled to vote on any matter and shall not be deemed to be outstanding shares.

         10. PROXIES. Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting or a shareholder's duly authorized attorney-in-fact may authorize another person or persons to act for the shareholder by proxy.

                  Every proxy must be signed by the shareholder or the shareholder's attorney-in-fact. No proxy shall be valid after the expiration of eleven months from its date unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided by law.

                  The authority of a proxyholder to act shall not be revoked by the incompetence or death of the shareholder who executed the proxy unless, before the authority is exercised, written notice of an adjudication of incompetence or death is received by the secretary of the corporation.

                  If a proxy for the same shares confers authority on two or more persons, a majority of them present at the meeting (or one person if only one is present) may exercise all the powers conferred by the proxy, unless otherwise provided. If the proxyholders present at the meeting are equally divided as to the right and manner of voting in any particular case, the voting of the shares shall be prorated.

                  If a proxy expressly provides, any proxyholder may appoint in writing a substitute to act in the proxyholder's place.

         11. VOTING TRUSTS. Any number of shareholders of this corporation may create a voting trust for the purpose of conferring on a trustee or trustees the right to vote or otherwise represent their shares, as provided by law. When the counterpart of a voting trust agreement and the copy of the record of the holders of voting trust certificates has been deposited with the corporation as provided by law, those documents shall be subject to the same right of examination by a shareholder of the corporation, in person or by agent or attorney, as are the books and records of the corporation. The counterpart and copy of the record shall be subject to examination by any holder of record of voting trust certificates,


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either in person or by his agent or attorney, at any reasonable time for any proper purpose.

         12. SHAREHOLDERS AGREEMENTS. Two or more shareholders of this corporation may enter into an agreement providing for the exercise of voting rights in the manner provided in the agreement or relating to any phase of the affairs of the corporation as provided by law. Nothing in that agreement shall impair the right of this corporation to treat the shareholders of record as entitled to vote the shares standing in their names.

         13. ACTION BY SHAREHOLDERS WITHOUT A MEETING. Any action required by law, these by-laws or the articles of incorporation of this corporation to be taken at any annual or special meeting of shareholders of the corporation, or any action that may be taken at any annual or special meeting of such shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote were present and voted. If any class of shares is entitled to vote as a class, written consent shall be required of the holders of a majority of the shares of each class of shares entitled to vote as a class and the total shares entitled to vote.

                  Within ten days after obtaining authorization by written consent, notice shall be given to those shareholders who have not consented in writing. The notice shall fairly summarize the material features of the authorized action. If the action is a merger, consolidation, or sale or exchange of assets for which dissenters' rights are provided, the notice shall contain a clear statement of the right of dissenting shareholders to be paid the fair value of their shares on compliance with further statutory provisions regarding the rights of dissenting shareholders.

                              ARTICLE II: DIRECTORS

         1. FUNCTION. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, the board of directors.

         2. QUALIFICATION. Directors need not be residents of this state or shareholders of this corporation.

         3. COMPENSATION. The board of directors shall have authority to fix the compensation of directors.


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         4. DUTIES OF DIRECTORS. A director shall perform his duties as a director or board committee member in good faith and in a manner the director reasonably believes in the best interests of the corporation. A director shall act with such care as an ordinarily prudent person in a like position would use under similar circumstances.

                  In performing the director's duties, a director shall be entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, prepared or presented by: (a) one or more officers or employees of the corporation whom the director reasonably believes to be reliable and competent in the matters presented; (b) counsel, public accountants or other persons as to matters which the director reasonably believes to be within that person's professional or expert competence; or (c) a committee of the board upon which the director does not serve, duly designated in accordance with a provision of the articles of incorporation or the by-laws, as to matters within its designated authority, which committee the director reasonably believes to merit confidence.

                  A director shall not be considered to be acting in good faith if he has knowledge concerning the matter in question that would cause that reliance described above to be unwarranted.

                  A person who performs his duties in compliance with this section shall have no liability by reason of being or having been a director of the corporation.

         5. PRESUMPTION OF ASSENT. A director of the corporation who is present at a meeting of its board of directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless he votes against that action or abstains from voting because of an asserted conflict of interest.

         6. NUMBER. The number of directors shall be as set forth in the Articles of Incorporation; however, the number of directors may be increased or decreased from time to time by amendment to these by-laws, provided there shall always be at least one director and no decrease in number shall have the effect of shortening the terms of any incumbent director.

         7. ELECTION AND TERM. Each person named in the articles of incorporation as a member of the initial board of directors shall hold office until the first annual meeting of shareholders, and until that person's successor shall have been elected and qualified


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or until that person's earlier death, resignation, or removal from office.

                  At the first annual meeting of shareholders and at each annual meeting thereafter the shareholders shall elect directors to hold office until the next succeeding annual meeting. Each director shall hold office for that director's elected term and until that director's successor is elected and qualified or until that director's earlier death, resignation, or removal from office.

         8. VACANCIES. Any vacancy occurring in the board of directors, including any vacancy created by reason of an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors. A director elected to fill a vacancy shall hold office only until the next election of directors by the shareholders.

         9. REMOVAL OF DIRECTORS. At a meeting of shareholders called expressly for that purpose, any director or the entire board of directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors. In the event the articles of incorporation expressly provide for cumulative voting by the shareholders, then no director can be removed if the votes cast against that director's removal would be sufficient to elect that director if cumulatively voted at an election of the entire board or, if there are classes of directors, at an election of the class of directors of which that director is a part. A director elected by shareholders of a class may be removed by a majority vote of the shareholders of that class.

         10. QUORUM AND VOTING. A majority of the number of directors fixed by these by-laws shall constitute a quorum for the transaction of business. An act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors.

         11. DIRECTOR CONFLICTS OF INTEREST. No contract or other transaction between this corporation and one or more of its directors or any other corporation, firm, association or entity in which one or more of the directors are directors or officers or are financially interested shall be either void or voidable because of that relationship or interest or because that director or those directors are present at the meeting of the board of directors or a committee that authorizes, approves or ratifies the contract or transaction or because such directors' votes are counted for that


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purpose, if (a) the fact of that relationship or interest is disclosed or known to the board of directors or committee that authorizes, approves or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of the interested directors; or (b) the fact of that relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve or ratify the contract or transaction by vote or written consent; or (c) the contract or transaction is fair and reasonable as to the corporation at the time it is authorized by the board, a committee or the shareholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or a committee that authorizes, approves or ratifies the contract or transaction.

         12. EXECUTIVE AND OTHER COMMITTEES. The board of directors, by resolution adopted by a majority of the full board of directors, may designate from among its members an executive committee and one or more other committees each of which, to the extent provided in the resolution, shall have and may exercise all the authority of the board of directors. However, no committee shall have the authority to: (a) approve or recommend to shareholders actions or proposals required by law to be approved by shareholders; (b) designate candidates for the office of director, for the purpose of proxy solicitation, or otherwise; (c) fill vacancies on the board of directors or any committee of the board; (d) amend the by-laws; (e) authorize or approve the reacquisition of shares unless pursuant to a general formula or method specified by the board of directors; or (f) authorize or approve the issuance or sale of, shares, nor may a committee designate the terms of a series of a class of shares; however, the board of directors, having acted regarding general authorization for the issuance or sale of shares, or any contract for that purpose, and, in the case of a series, its designation, pursuant to a general formula or method specified by the board of directors, by resolution or by adoption of a stock option or other plan may authorize a committee to fix the terms of any contract for the sale of the shares and to fix the terms upon which those shares may be issued or sold, including without limitation the price, the rate or manner of payment of dividends, provisions for redemption, sinking fund, conversion, voting or preferential rights, and provisions for other features of a class of shares, or a series of a class of shares, with full power in the committee to adopt any final resolution setting forth all its terms and to authorize the statement of the terms of a series for filing with the Department of State.


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                  The board of directors, by resolution adopted in accordance with this section, may designate one or more directors as alternate members of any such committee. Alternate members may act in the place and stead of any absent member or members at any meeting of the committee.

         13. PLACE OF MEETINGS. Regular and special meetings by the board of directors may be held within or without the State of Florida.

         14. TIME, NOTICE AND CALL OF MEETINGS. Regular meetings of the board of directors shall be held as specified by resolution of the board of directors. Written notice of the time and place of special meetings of the board of directors shall be given to each director either by personal delivery at least two days before the meeting or by notice mailed to the director at least seven days before the meeting.

                  Notice of a meeting of the board of directors need not be given to any director who signs a waiver of notice either before or after the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of the meeting and waiver of any and all objections to the place of the meeting, the time of the meeting or the manner in which it has been called or convened, except when a director states, at the beginning of the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.

                  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of the meeting.

                  A majority of the directors present, whether or not a quorum exists, may adjourn any meeting of the board of directors to another time and place. Notice of any such adjourned meeting shall be given to the directors who were not present at the time of the adjournment and to the other directors unless the time and place of the adjourned meeting are announced at the time of the adjournment.

                  Meetings of the board of directors may be called by the chairman of the board (if any), by the president of the corporation or by any two directors.

                  Members of the board of directors may participate in a meeting of the board by means of a telephone conference or similar communications means by which all persons participating in the


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meeting can hear each other at the same time. Participation by those means shall constitute personal presence at a meeting.

         15. ACTION WITHOUT A MEETING. Any action required to be taken at a meeting of the directors of a corporation, or any action that may be taken at a meeting of the directors or a committee of the directors, may be taken without a meeting if a consent in writing, setting forth the action to be taken and signed by all of the directors or committee members, is filed in the minutes of the proceedings of the board or committee. The consent shall have the same effect as an unanimous vote.

                              ARTICLE III: OFFICERS

         1. OFFICERS. The officers of this corporation shall consist of a president, a secretary, and a treasurer, each of whom shall be elected by the board of directors at the first meeting of directors immediately following the annual meeting of shareholders of this corporation, and shall serve until their successors are chosen and qualified. Other officers, assistant officers, and agents may be elected or appointed by the board of directors from time to time. Any two or more offices may be held by the same person. The failure to elect a president, secretary, or treasurer shall not affect the existence of this corporation.

         2. DUTIES. The officers of this corporation shall have the following duties:

                  The president shall be the chief executive officer of the corporation, shall have general and active management of the business and affairs of the corporation subject to the directions of the board of directors, and shall preside at all meetings of the stockholders and board of directors.

                  The secretary shall have custody of and maintain all of the corporate records except the financial records, shall record the minutes of all meetings of the stockholders and board of directors, shall send out all notices of meetings, and shall perform such other duties as may be described by the board of directors or the president.

                  The treasurer shall have custody of all corporate funds and financial records, shall keep full and accurate accounts of receipts and disbursements and render accounts at the annual meetings of stockholders and whenever else required by the board of directors or the president, and shall perform such other duties as may be described by the board of directors or the president.


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         3. REMOVAL OF OFFICERS. Any officer or agent elected or appointed by the board of directors may be removed by the board whenever in its judgment the best interests of the corporation will be served by that removal.

                  Any officer or agent elected by the shareholders may be removed only by vote of the shareholders unless the shareholders shall have authorized the directors to remove the officer or agent.

                  Any vacancy, however occurring, in any office may be filled by the board of directors unless the by-laws have expressly reserved that power to the shareholders.

                  Removal of any officer shall be without prejudice to the contract rights, if any, of the person so removed; however, election or appointment of an officer or agent shall not of itself create contract rights.

                         ARTICLE IV: STOCK CERTIFICATES

         1. ISSUANCE. Every holder of shares in this corporation shall be entitled to have a certificate representing all shares to which he or she is entitled. No certificate shall be issued for any share unless the share is fully paid.

         2. FORM. Certificates representing shares in this corporation shall be signed by the president or vice president and the secretary or an assistant secretary and may be sealed with the seal of this corporation or a facsimile. The signatures of the president or vice president and the secretary or assistant secretary may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar, other than the corporation itself or an employee of the corporation. If any officer who signed or whose facsimile signature has been placed upon the certificate shall have ceased to be that officer before the certificate is issued, the certificate may be issued by the corporation with the same effect as if the signature were that of an officer at the date of issuance.

                  Every certificate representing shares issued by this corporation shall set forth or fairly summarize upon the face or back of the certificate or shall state that the corporation will furnish to any shareholder upon request and without charge a full statement of the designations, preferences, limitations and relative rights of the shares of each class or series authorized to be issued, and the variations in the relative rights and preferences between the shares of each series as far as have been fixed and determined, and the authority of the board of directors


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to fix and determine the relative rights and preferences of subsequent series.

                  Every certificate representing shares that are restricted as to the sale, disposition or other transfer of the shares shall state that the shares are restricted as to transfer and shall set forth or fairly summarize the restrictions on the certificate. Alternatively, the certificates shall state that the corporation will furnish to any shareholder upon request and without charge a full statement of the restrictions.

                  Each certificate representing shares shall state upon its face the name of the corporation, that the corporation is organized under the laws of the State of Florida, the name of the person or persons to whom issued, the number and class of shares and the designation of the series, if any, that the certificate represents, and the par value of each share represented by the certificate or a statement that the shares are without par value.

         3. TRANSFER OF STOCK. The corporation shall register a stock certificate presented to it for transfer. If the certificate is properly endorsed by the holder of record or by his duly authorized attorney. The corporation may require the endorsement signature to be guaranteed by a commercial bank or trust company or by a member of the New York or American Stock Exchange.

         4. LOST, STOLEN, OR DESTROYED CERTIFICATES. The corporation shall issue a new stock certificate in the place of any certificate previously issued if the holder of record of the certificate (a) makes proof in affidavit form that it has been lost, destroyed or wrongfully taken; (b) requests the issuance of a new certificate before the corporation has noticed that the certificate has been acquired by a purchaser for value in good faith and without notice of any adverse claim; (c) gives bond in such form as the corporation may direct, to indemnify the corporation, the transfer agent and registrar against any claim that may be made on account of the alleged loss, destruction or theft of a certificate; and (d) satisfies any other reasonable requirements imposed by the corporation.

                          ARTICLE V: BOOKS AND RECORDS

         1. The corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its shareholders, board of directors and committees of directors.


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                  The corporation shall keep at its registered office or
principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders, and the number, class and series, if any, of the shares held by each.

                  Any books, records and minutes may be in written form or in any other form capable of being converted into written form within a reasonable time.

         2. SHAREHOLDERS INSPECTION RIGHTS. Any person who has been a holder of record of shares or of voting trust certificates for shares at least six months immediately preceding his demand or is the holder of record of, or the holder of record of voting trust certificates for, at least five percent of the outstanding shares of any class or series of the corporation, upon written demand stating the purpose, shall have the right to examine, in person or by agent or attorney, at any reasonable time for any proper purpose, its relevant books and records of accounts, minutes, and records of shareholders and to make extracts from those records.

         3. FINANCIAL INFORMATION. Not later than four months after the close of each fiscal year, this corporation shall prepare a balance sheet showing in reasonable detail the financial condition of the corporation as of the close of its fiscal year, and a profit and loss statement showing the results of the operations of the corporation during its fiscal year.

                  Upon the written request of any shareholder or holder of voting trust certificates for shares of the corporation, the corporation shall mail to that shareholder or holder of voting trust certificates a copy of the most recent balance sheet and profit and loss statement.

                  The balance sheets and profit and loss statements shall be filed in the registered office of the corporation in this state, shall be kept for at least five years and shall be subject to inspection during business hours by any shareholder or holder of voting trust certificates, in person or by agent.

                              ARTICLE VI: DIVIDENDS

                  The board of directors of this corporation, from time to time, may declare and the corporation may pay dividends on its shares in cash, property or its own shares, except when the corporation is insolvent or when the payment of dividends would render the corporation insolvent or when the declaration or payment


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would be contrary to any restrictions contained in the Articles of
Incorporation, subject to the following provisions:

                  (a) Dividends in cash or property may be declared and paid, except as otherwise provided in this section, only out of the unreserved and unrestricted earned surplus of the corporation or out of capital surplus, however arising, that each dividend paid out of capital surplus shall be identified as a distribution of capital surplus, and the amount per share paid from the surplus shall be disclosed to the shareholders receiving the payment concurrently with the distribution.

                  (b) Dividends may be declared and paid in the corporation's own treasury shares.

                  (c) Dividends may be declared and paid in the corporation's own authorized but unissued shares out of any unreserved and unrestricted surplus of the corporation upon the following conditions:

                  (i) If a dividend is payable in shares having a par value, those shares shall be issued in not less than the par value and there shall be transferred to stated capital at the time the dividend is paid and amount of surplus equal to the aggregate par value of the shares to be issued as a dividend.

                  (ii) If a dividend is payable in shares without par value, those shares shall be issued at such stated value as fixed by the board of directors by resolution adopted at the time the dividend is declared, and there shall be transferred to stated capital at the time the dividend is paid and amounts of surplus equal to the aggregate stated value so fixed in respect of those shares. The amount per share so transferred to stated capital shall be disclosed to the shareholders receiving the dividend concurrently with its payment.

         (d) No dividend payable in shares of any class shall be paid to the holders of shares in any other class unless the Articles of Incorporation so provide or the payment is authorized by the affirmative vote or the written consent of the holders of at least a majority of the outstanding shares of the class in which the payment is to be made.

         (e) A split up or division of the issued shares of any class into a greater number of shares of the same class without increasing the stated capital of the corporation shall not be construed to be a share dividend within the meaning of this section.


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         (f) Subject to any restriction in the Articles of Incorporation, dividends may be declared and paid in cash out of the current value of the net assets of the corporation (as determined by resolution of the board of directors) based on a current fair valuation or other method that is reasonable in the circumstances. Each dividend shall be identified as a distribution of current value of the net assets. The amount per share paid from current value of the net assets shall be disclosed to the shareholders receiving the dividends.

                           ARTICLE VII: CORPORATE SEAL

                  The board of directors shall provide a corporate seal that shall be circular in form and shall have inscribed on it the name of the corporation, the year of incorporation, the state of incorporation, and the words "corporate seal."

                       ARTICLE VIII: AMENDMENT OF BY-LAWS

                  These by-laws may be repealed or amended, and new by-laws may be adopted, by either the board of directors or the shareholders; however, the board of directors may not amend or repeal any by-law adopted by the shareholders if the shareholders specifically provide that the by-law is not subject to amendment or repeal by the directors.


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